Exhibit 99.3

July 29, 2021 First Mid Bancshares, Inc. Nasdaq: FMBH Strategically continuing to enhance our position and scale in the greater St. Louis area with acquisitions of: Delta Bancshares Company + Loan Book & Team Lift Out

Forward Looking Statements Forward Looking Statements This document may contain certain forward - looking statements about First Mid and Delta, such as discussions of First Mid’s and Delta’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward - looking statements to be covered by the safe harbor provisions for forward - looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward - looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and Delta, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and Delta will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Delta with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to satisfy conditions to completion of the proposed transactions, including failure to obtain the required regulatory, shareholder and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the proposed transactions on customer relationships and operating results; the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and Delta; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and Delta’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and Delta; accounting principles, policies and guidelines; the severity, magnitude and duration of the COVID - 19 pandemic, the direct and indirect impact of such pandemic, including responses to the pandemic by the U.S., state and local governments, customers’ businesses, the disruption of global, national, state and local economies associated with the COVID - 19 pandemic, which could affect First Mid’s and Delta’s liquidity and capital positions, impair the ability of First Mid’s and Delta’s borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses, and the impact of the COVID - 19 pandemic on First Mid’s and Delta’s financial results, including possible lost revenue and increased expenses (including cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q. Forward - looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward - looking information, whether as a result of new information, future events or otherwise. 2

Important Information 3 Important Information about the Merger and Additional Information First Mid will file a registration statement on Form S - 4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Delta that also constitutes a prospectus of First Mid, which will be sent to the shareholders of Delta. Investors in Delta are urged to read the proxy statement/prospectus, which will contain important information, including detailed risk factors, when it becomes available. The proxy statement/prospectus and other documents which will be filed by First Mid with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to First Mid Bancshares, P.O. Box 499, Mattoon, IL 61938, Attention: Investor Relations; or to Delta Bancshares Company, 2301 Market Street, Saint Louis, MO 63103, Attention: John Dulle, Executive Vice President. A final proxy statement/prospectus will be mailed to the shareholders of Delta. Participants in the Solicitation First Mid and Delta, and certain of their respective directors, executive officers and other members of management and employees, are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of First Mid is set forth in the proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 19, 2021. These documents can be obtained free of charge from the sources provided above. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the proxy statement/prospectus for such proposed transactions when it becomes available. No Offer or Solicitation This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Strategic Rationale for Transactions

Strategically Compelling

- Combined acquisitions enhance First Mid's presence in the greater St. Louis area and creates a $6.8 billion asset Midwest Community Bank with a rich history and deep community ties
- Accelerates growth in the St. Louis metro market consistent with our long-standing strategic initiative with expanded presence outside of Illinois
- Creates the #11 Bank in the St Louis metro market with $1.8 billion in deposits based on pro forma market share; core deposits represent 93% of Delta's total deposit balance and 94% of those from the lift out
- Senior lenders and key individuals to be retained

Financially Attractive

- Combined acquisitions are significantly accretive to EPS reaching ~14% in the first full year (2022)
- Manageable tangible book value dilution of ~3.0%
- TBV earn back of ~1.8 years (crossover method)
- Achievable operating synergies ~30% (75% of that expected in 2022)
- Opportunity to drive revenue enhancements with expansion of First Mid's Wealth Management and Insurance business lines (not included in pro-forma model)

Low Risk, In-Market Transactions

- Disciplined and proven acquirer with eight successful integrations since 2015
- Extensive due diligence performed including review of 87% of Delta's loan portfolio and 99% of the lift-out loan portfolio
- In-market partners that add to successful existing teams in the St. Louis metro area

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Company Overview • Headquartered in St . Louis, Missouri • ~ $ 700 million in assets • Jefferson Bank and Trust Company was chartered in 1892 and remains one of the oldest banks in St . Louis • 5 Branch locations situated in the St . Louis metro area • Seasoned management team with similar credit culture and commitment to community approach as First Mid • Privately held Bank Level Financial Highlights ($000s) 2019 2020 YTD 6/30/21 Assets $618M $687M $697M Loans $451M $505M $484M Deposits $494M $525M $546M Core Deposit (%) 89% 92% 93% Net Income $6.8M $5.0M $3.1M (1) Source: S&P Global Market Intelligence, Inc. and Company documents. Note: Financial data based on bank level regulatory data. (1) YTD net income of $0.5 million adjusted for $3.3 million of excess provisioning (tax - effected at 21%). 5 Delta Bancshares Company Overview

Delta Bancshares Transaction Summary

Deal Structure	• Aggregate Transaction Value[1] of $106.3 million • Consideration mix: 86% stock / 14% cash • First Mid to issue approximately 2,282,512 common shares and pay approximately $15.2 million in cash
Valuation Multiples	• Price to Tangible Book Value[2]: 141% • Price to 2022E earnings: 12.9x • Price to 2022E earnings after cost saves: 9.7x • 6.9% core deposit premium[3]
Key Assumptions	• Cost savings of 33% (75% realized in 2022 and 100% by 2023) • $5.0 million in estimated one-time merger related charges • Core deposit intangible 0.75%
Credit Mark & CECL Assumptions	• $8.7 million in total (credit mark + CECL): ~1.9% of $459 million loans, excluding $25 million of PPP loans, as of 6/30/2021 • Gross credit mark of $6.0 million and Day 2 CECL Reserve of $2.7 million • PCD credit mark of $3.3 million and non-PCD credit mark of $2.7 million • $4.4 million interest rate mark on loan portfolio accreted over 2.3 years
Pro-forma Ownership	• ~89% First Mid • ~11% Delta
Timing & Approvals	• Delta shareholders approval • Anticipated closing in late Q4 2021 • Subject to customary regulatory approvals • Satisfaction of other closing conditions

(1) Pricing data based on First Mid's closing price of $39.90 as of 7/28/21.
(2) Based on Delta's tangible common equity as of 6/30/21.
(3) Core deposits calculated as total deposits less jumbo time deposits >$100,000.

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The strategic lift - out of another loan book and team in the greater St. Louis area immediately strengthens First Mid’s presence in the St. Louis Metro market. The deal includes approximately $225 million in loans, approximately $280 million in deposits and a talented team of 4 lenders. Overview Highlights of the Deal Agreement to acquire a talented team of lenders and their loan relationships in the St. Louis metro market Lenders previously worked under First Mid’s current St. Louis regional president The loan portfolio is well diversified and primarily comprised of CRE and commercial operating loans First Mid will assume deposits from the acquired loan relationships, following regulatory approval Negotiated opportunity with an anticipated Q3’21 closing date Strategic and complementary enhancement to our existing St. Louis metro market presence. Accretive to 2022 earnings Talented group of 4 lenders plus 2 support personnel All lenders have signed employment agreements The loan portfolio totals approximately $225 million of performing loans Approximately $280 million of deposits 7 Overview of St. Louis Area Loan Book & Team

Pro Forma Franchise 8 First Mid Bank & Trust First Mid Loan Production Jefferson Bank and Trust Company First Mid Bank & Trust and Jefferson Bank and Trust Company currently operate a combined 74 locations throughout Illinois, Missouri, Texas, and Indiana. Clusters of branches are located in and around cities such as St. Louis, Peoria, Champaign, Decatur, and Carbondale. 1) Holding Company level data as of June 30,2021 2) Bank level data as of June 30, 2021 3) Approximate balance as of June 30, 2021 First Mid (1) Delta (2) Lift Out (3) Pro Forma Locations 69 5 - 74 Assets $5,791M $697M $280M $6,768M Loans $3,796M $484M $225M $4,505M Deposits $4,739M $546M $280M $5,565M

St. Louis MSA Market Highlights

St. Louis MSA Overview

- St. Louis is the largest MSA in Missouri and ranks as the 4th largest MSA in the Midwest by population size (over 2.8 million people)
- 11 Fortune 1000 Companies
- 38 companies listed in *Inc.* Magazine's 5,000 Fastest-Growing Private Companies in 2020
- Lowest cost of living of the top 20 Metropolitan Areas in the United States

Market Demographics



Median HHI
'21 ($)
$59,109
$70,395
$69,185
FMBH
Illinois
St. Louis MSA



Projected HHI Growth
'21 – '26 (%)
8.2%
8.7%
9.6%
FMBH
Illinois
St. Louis MSA

Major Employers in St. Louis

BJC HealthCare, Emerson, Centene Corporation, Enterprise Holdings, Washington University in St. Louis, Ameren, Boeing, Graybar, Express Scripts, Olin, AB InBev, Post Holdings, Inc.

Pro Forma Deposit Market Share

St. Louis, MO-IL

Rank	Institution	# of Branches	Total Deposits ($000)	Market Share (%)
1	Bank of America Corporation (NC)	43	18,044,399	19.0
2	U.S. Bancorp (MN)	84	15,533,067	16.4
3	Commerce Bancshares Inc. (MO)	42	7,788,369	8.2
4	Enterprise Financial Services (MO)	21	4,261,462	4.5
5	Regions Financial Corp. (AL)	62	4,260,135	4.5
6	The PNC Finl Svcs Grp (PA)	33	2,932,961	3.1
7	First Busey Corp. (IL)	25	2,663,518	2.8
8	Stifel Financial Corp. (MO)	1	2,594,256	2.7
9	FB Corp. (MO)	37	2,109,269	2.2
10	UMB Financial Corp. (MO)	14	1,836,218	1.9
11	**Pro Forma Company (1)**	**19**	**1,830,200**	**1.9**
11	Bank of Montreal	14	1,813,604	1.9
12	Stupp Bros. Inc. (MO)	18	1,812,204	1.9
13	CBX Corp. (IL)	11	1,723,749	1.8
14	First Co Bancorp Inc. (IL)	19	1,634,079	1.7
15	Central Bancompany Inc. (MO)	16	1,606,663	1.7
18	**First Mid Bancshares (IL)**	**14**	**1,015,869**	**1.1**
30	**Delta Bancshares Co (MO)**	**5**	**534,331**	**0.6**
	Total For Institutions In Market	**839**	**94,752,781**	

Source: S&P Global Market Intelligence, *Inc.* and MN Employment and Economic Development.
Note: Demographic data deposit weighted by county as of 6/30/2020 per 2020 FDIC Summary of Deposits.
(1) Includes approximately $280 million of total deposits acquired with the Lift-Out team.

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First Full - Year EPS Accretion: ~14% 10 Estimated Financial Impact of Transactions TBV earn - back: 1.8 years Estimated Cost Savings: 30% Estimated One - Time Costs: $ 5.1M Pro Forma Regulatory Capital Impact of Transactions Tier 1 Leverage Ratio: ~ 8 . 8 % CE T 1 R a t i o: ~ 1 0.1% Tier 1 RBC Ratio: ~ 1 0.4% Total RBC Ratio: ~ 1 3.0% Financial and Regulatory Capital Impact TCE/TA Ratio: ~ 8 . 4%

Extensive Due Diligence Process

First Mid is an experienced and disciplined acquirer of community banks with a long history and successful track record of both growth and earnings

Comprehensive diligence process that began in 2020 with key leadership deeply vested to ensure success; and ultimately included a team of ~40 business leaders, associates, specialists and outside advisors participating in due diligence

First Mid's Senior Management team completed multiple thorough diligence sessions with the Delta and lift out teams dating back to December 2020

- 87% of Delta's loan portfolio was reviewed through this process
- In addition, First Mid's internal team reviewed 99% of the lift-out loan portfolio

Due diligence focus areas

Credit	Finance, Tax & Accounting
Human Resources	Risk and Compliance
Legal, Regulatory & Audit	Information Technology
Commercial Banking	Retail Banking

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12 Lift Out Lift Out T r ansa c ti o n Date Closed 8 / 1 4 /15 Closed 9 / 0 8 /16 Closed 5 / 0 1 /18 Closed 1 1 /1 5 /18 Closed 4/21/2 0 Closed 2 / 2 2 /21 A n n o u n c ed 7/29/21 A n n o u n c ed 7/29/21 T r ansa c ti o n Value $16 Million $89 Million $72 Million $70 Million - - - $161 Million - - - $106 Million Deal Type Branch W h ole Bank W h ole Bank W h ole Bank Lo an Bo o k and Team W h ole Bank Lo an Bo o k and Team W h ole Bank Assets $441 Million $659 Million $475 Million $458 Million - - - $1.2 Billion - - - $697 Million Loans $156 Million $449 Million $371 Million $254 Million $183 Million $839 Million ~$225 Million $484 Million Deposits $453 Million $535 Million $384 Million $341 Million $60 Million $988 Million ~$280 Million $546 Million # of B r anches 12 7 7 10 - - - 14 - - - 5 *Figures noted above exclude fair value adjustments made at closing Disciplined and Experienced Acquiror

Strategic in - market transactions that enhance and complement our existing presence in the attractive St. Louis market 13 Financially compelling transactions with estimated combined double digit EPS accretion in first full - year and TBV earn back of 1.8 years Low - risk transactions as a result of familiar markets, extensive due diligence efforts, and First Mid’s integration experience and successful acquisition track record Summary

Pro Forma Deposit Composition

Pro forma institution moves into top 11 in deposit market share in the St. Louis MSA market

First Mid



Jumbo Time 3.9%
Non-interest Demand 24.4%
Retail Time 11.3%
Money Market 17.8%
Savings 12.6%
Interest-bearing Demand 29.9%

Deposit Type	Composition ($000)	% of Total
Non-interest Demand	1,157,009	24.4%
Interest-bearing Demand	1,418,717	29.9%
Savings	598,232	12.6%
Money Market	842,771	17.8%
Retail Time	536,810	11.3%
Jumbo Time	185,783	3.9%
Total	4,739,322	100.0%

Core Deposits: 96%
(1) MRQ Cost of Deposits: 0.19%

Delta



Jumbo Time 7.0%
Non-interest Demand 19.1%
Interest-bearing Demand 14.5%
Retail Time 25.5%
Money Market 29.7%
Savings 4.2%

Deposit Type	Composition ($000)	% of Total
Non-interest Demand	104,137	19.1%
Interest-bearing Demand	79,345	14.5%
Savings	22,889	4.2%
Money Market	162,080	29.7%
Retail Time	139,191	25.5%
Jumbo Time	38,415	7.0%
Total	546,058	100.0%

Core Deposits: 93%
(1) MRQ Cost of Deposits: 0.59%

Lift Out



Jumbo Time 6.5%
Retail Time 0.8%
Non-interest Demand 26.7%
Money Market 38.1%
Interest-bearing Demand 27.9%
Savings 0.0%

Deposit Type	Composition ($000)	% of Total
Non-interest Demand	74,885	26.7%
Interest-bearing Demand	78,116	27.9%
Savings	99	0.0%
Money Market	106,790	38.1%
Retail Time	2,163	0.8%
Jumbo Time	18,072	6.5%
Total	280,125	100.0%

Core Deposits: 94%
(1) MRQ Cost of Deposits: 0.13%

Pro Forma



Jumbo Time 4.4%
Non-interest Demand 24.0%
Retail Time 12.2%
Money Market 20.0%
Interest-bearing Demand 28.3%
Savings 11.2%

Deposit Type	Composition ($000)	% of Total
Non-interest Demand	1,336,031	24.0%
Interest-bearing Demand	1,576,178	28.3%
Savings	621,220	11.2%
Money Market	1,111,642	20.0%
Retail Time	678,163	12.2%
Jumbo Time	242,271	4.4%
Total	5,565,505	100.0%

Core Deposits: 96%
(1) MRQ Cost of Deposits: 0.23%

Source: S&P Global Market Intelligence and Company documents.
Regulatory holding company data shown for First Mid; Bank level regulatory data shown for Delta as of June 30, 2021
(1) Cost of deposits based on bank level regulatory data for Delta and consolidated GAAP data for First Mid.

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1,480,198 864,554 394,902 400,463 141,568 274,910 84,541 39 . 0% 22 . 8% 10 . 4% 10 . 5% 3 . 7% 7 . 2% 2 . 2 % CRE C&I 1 - 4 Family F a r m & A g RE C&LD M u l t i f a m il y Consumer Other Total 267 , 82 7 101 , 06 5 2,979 123 , 46 3 100 , 85 4 2,015 1,871,488 1,066,474 399,896 400,463 156,638 305,534 94,226 41 . 5% 23 . 7% 8 . 9% 8 . 9% 3 . 5% 6 . 8% 2 . 1 % CRE C&I 1 - 4 Family F a r m & A g RE C&LD M u l t i f a m il y Consumer Other Total Composition Loan Type ($000) % of Total - - - - 15 , 07 0 30 , 62 4 9 , 64 9 55 . 3% 20 . 9% 0 . 6% 0 . 0% 3 . 1% 6 . 3% 2 . 0 % CRE C&I 1 - 4 Family F a r m & A g RE C&LD M u l t i f a m il y Consumer Other Total Composition Loan Type ($000) % of Total 36 54 . 5% 44 . 6% 0 . 9% 0 . 0% 0 . 0% 0 . 0% 0 . 0 % CRE C&I 1 - 4 Family F a r m & A g RE C&LD M u l t i f a m il y Consumer Other Total Composition Loan Type ($000) % of Total 155 , 16 8 4 . 1% 3,796,304 100.0% Composition Loan Type ($000) % of Total (1) MRQ Yield on Loans: 4.24% 56,824 11.7% 484,037 (2) 100.0% (1) MRQ Yield on Loans: 4.03% - 0.0% 226,368 100.0% (1) MRQ Yield on Loans: 3.81% 211,992 4.7% 4,506,709 100.0% (1) MRQ Yield on Loans: 4.20% CRE 39 . 0 % C&I 22 . 8% 1 - 4 Family 10.4% F a r m & A g RE 10 . 5 % C& LD 3 . 7 % CRE 54 . 5 % C&I 44 . 6% 1 - 4 Family 0.9% CRE 41 . 5 % C&I 23 . 7 % Mu l t i fa m ily 6.8% C&LD 3.5% F a r m & Ag RE 8.9% 1 - 4 Family 8.9% Other Consumer 4.7% 2.1% CRE 55 . 3 % C&I 20 . 9% 1 - 4 F a m ily 0 . 6 % F a r m & Ag RE 0.0% C& L D 3.1% C on s u m er 2.2% O t h er 4.1% C on s u m e r 2.0% Multifamily Multifamily 6.3% 7.2% Other 11.7% Source: S&P Global Market Intelligence and Company documents. Regulatory holding company data shown for First Mid; Bank level regulatory data shown for Delta as of June 30, 2021 (1) Bank level regulatory data shown for the quarter ended June 30, 2021 (2) Includes $1.0 million in unearned income on loans 15 Pro Forma Loan Composition First Mid D e lta Lift Out Pro Forma As of June 30, 2021

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